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                                                                 Exhibit 5


                         [Letterhead of Dorsey & Whitney LLP]


H.B. Fuller Company
1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to H.B. Fuller Company, a Minnesota corporation (the "Company"), in connection with the proposed registration by the Company pursuant to a registration statement on Form S-8 (the "Registration Statement") of 200,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares"), which may be issued pursuant to the H.B. Fuller Company 1998 Directors' Stock Incentive Plan (the "Plan").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

          In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan (or, if the Shares are issued in consideration of services, when issued in accordance with the Plan and the provisions of Section 302A.405 of the Minnesota Statutes relating to the issuance of shares for services rendered or to be rendered) will be duly authorized, validly issued, fully paid and nonassessable.

          Our opinions expressed above are limited to the laws of the State of Minnesota.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



Dated:   April 23, 1998

                                             Very truly yours,

                                             /s/  DORSEY & WHITNEY LLP

JLS